                                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-179098 and 333-263076 on Form S-3 and Nos. 333-139211, 333-157076, 333-206022, 333-226527, 333-265772 and 333-283074 on Form S-8 of our reports dated February 25, 2025, relating to the financial statements of ExlService Holdings, Inc. and the effectiveness of ExlService Holdings, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

New York, New York
February 25, 2025